EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com
News Release

ALLIANCEBERNSTEIN HOLDING ANNOUNCES THAT FULL YEAR 2007 EARNINGS PER UNIT ARE EXPECTED TO BE APPROXIMATELY $0.30 LOWER THAN PRIOR GUIDANCE

DECEMBER 31, 2007 ASSETS UNDER MANAGEMENT ESTIMATED AT $800 BILLION

Fourth Quarter 2007 Earnings Conference Call to be Held at 5:00 P.M. (EST) on January 23, 2008

New York, NY, January 10, 2008– AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today announced that full year 2007 earnings per Unit are expected to be approximately $0.30 lower than prior guidance primarily due to much lower-than-expected hedge fund performance fees and greater net mark-to-market losses on investments held for employee compensation plans. Fourth quarter and full year financial results will be reported on January 23, 2008.

Additionally, AllianceBernstein L.P. (“AllianceBernstein”) reported that, during the month of December, preliminary assets under management decreased by approximately $6 billion, or 0.7%, to $800 billion at December 31, 2007, with negative investment returns partially offset by net in-flows in the Institutional Investments channel.

ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
($ billions)

	At December 31, 2007				At Nov. 30,
	(preliminary)				2007

	Institutional		Private
	Investments	Retail	Client	Total	Total

Equity
Value	$241	$90	$51	$382	$389
Growth	121	48	28	197	197
Total Equity	362	138	79	579	586

Fixed Income	127	41	30	198	197

Index/Structured	19	4	-	23	23
Total	$508	$183	$109	$800	$806

	At November 30, 2007

Total	$510	$186	$110	$806

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER 2007 RESULTS
JANUARY 23, 2008 AT 5:00 P.M. (Eastern Standard Time)

AllianceBernstein’s management will review fourth quarter 2007 financial and operating results on Wednesday, January 23, 2008, during a conference call beginning at 5:00 p.m. (EST), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m.(EST) scheduled start time. The conference ID# is 30362328.

The presentation that will be reviewed during the conference call is expected to be available on AllianceBernstein’s Investor Relations website shortly after the release of fourth quarter 2007 financial results on January 23, 2008.

An audio replay of the conference call will be made available beginning at approximately 7:00 p.m. (EST) on January 23, 2008 and will be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide the conference ID# 30362328.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers in-depth, fundamental, independent research, plus portfolio strategies, trading and brokerage-related services to its institutional investor clients.

At December 31, 2007, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.4% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.8% of the AllianceBernstein Units at December 31, 2007 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.2% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

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Cautions regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  We caution readers to carefully consider our forward-looking statements in light of these factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2006 and in Part II, Item 1A of Form 10-Q for the quarter ended September 30, 2007.  Any or all of the forward-looking statements that we make in Form 10-K, Form 10-Q, this news release, or any other public statements we issue may turn out to be wrong.  Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

Our expectations about full year 2007 earnings per Unit are based on preliminary information.  Our financial results, which may differ from our expectations, will be reported on January 23, 2008 and our audited financial statements will be included in our 2007 Form 10-K, which is due to be filed no later than February 29, 2008.

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